Exhibit 99.1

Enerpac Tool Group Reports Fourth Quarter 2020 Results

 Fourth Quarter of Fiscal 2020 Highlights*

  Fourth quarter fiscal 2020 results reflect sequential improvement from the third quarter but continued to be pressured due to COVID-19.
  Net sales from continuing operations were $111 million for the quarter compared to $102 million from the third quarter, a 9% sequential improvement. Industrial Tools & Services (IT&S) sales increased 11% sequentially.  IT&S product core sales improved to a 20% decline in the fourth quarter compared to a 36% decline in the previous quarter.
  Executed on key priorities of keeping employees safe, controlling costs and maintaining a strong balance sheet.  Cost control actions resulted in solid decremental margins of 28%.  By managing cash, reducing working capital and paying down debt, leverage remained well within the Company’s preferred range.
  Consolidated core sales decreased 27% year-over-year, with product sales declining 23% and service sales declining 45%.  The net year-over-year impact on net sales from acquisitions and divestitures/strategic exits was a reduction of 4% while foreign currency benefited sales 1%.
  GAAP operating margin from continuing operations was 2.9% for the quarter versus 3.4% in the fourth quarter of fiscal 2019.  Adjusted operating margin from continuing operations was 4.2% for the quarter ended August 31, 2020 compared to 12.1% for the quarter ended August 31, 2019.
  Adjusted EBITDA margin from continuing operations was 9.4% in the fourth quarter of fiscal 2020 compared to 14.8% in the comparable prior year period.
  GAAP diluted earnings per share (“EPS”) from continuing operations was $0.00 in the fourth quarter of fiscal 2020 versus a loss per share from continuing operations of ($0.05) in the comparable period in fiscal 2019.  Adjusted diluted EPS from continuing operations was $0.02 in the fourth quarter of fiscal 2020 compared to $0.21 in the fourth quarter of fiscal 2019.
  Leverage (Net Debt to Adjusted EBITDA) was 1.8x at August 31, 2020 consistent with May 31, 2020.
  Due to continued market uncertainty created by the COVID-19 global pandemic, Enerpac Tool Group is not providing fiscal 2021 guidance at this time.

  *This news release contains financial measures in accordance with US Generally Accepted Accounting Principles (“GAAP”) in addition to non-GAAP financial measures. Reconciliations of the GAAP to non-GAAP financial measures can be found in the tables accompanying this release.

MILWAUKEE--(BUSINESS WIRE)--September 30, 2020--Enerpac Tool Group Corp. (NYSE: EPAC) (the “Company”), today announced results for its fiscal 2020 fourth quarter ended August 31, 2020.

“Based on our sequential improvements from the third to fourth quarter, we believe our business is beginning to see signs of recovery from the ongoing COVID-19 global pandemic. Our team was able to drive increased commercial activity, which resulted in quarter-over-quarter improvement, and our cost control actions resulted in solid decremental margins as we wrapped up fiscal 2020. During the quarter we remained focused on our top priorities, including keeping our employees safe, supporting our customers, launching new products, diligently managing our costs and maintaining our strong balance sheet,” said Randy Baker, Enerpac Tool Group’s President and CEO.

Mr. Baker continued, “While the pandemic-driven economic conditions continue to present challenges for our business, the resiliency and performance of our teams across the globe give me confidence that we will achieve our long-term strategic priorities. Our ongoing commitment to and success in new product development continues to contribute positively to our results. In addition, we have demonstrated our ability to quickly take the appropriate actions to respond to changing market dynamics and position Enerpac Tool Group to come out of this pandemic stronger than ever.”

Consolidated Results from Continuing Operations
(US$ in millions, except per share)
	Three Months Ended		Twelve Months Ended
	August 31, 2020	August 31, 2019	August 31, 2020	August 31, 2019
Net Sales	$111.4	$158.3	$493.3	$654.8
Net Income (Loss)	$0.2	($3.1)	$5.6	$8.1
Earnings (Loss) Per Share	$0.00	($0.05)	$0.09	$0.13
Adjusted Diluted Earnings Per Share	$0.02	$0.21	$0.18	$0.73

  Consolidated net sales from continuing operations for the fourth quarter were $111.4 million compared to $158.3 million in the prior year fourth quarter. Core sales decreased 27% year-over-year, with product sales down 23% and service down 45%. The net impact of acquisitions and divestitures/strategic exits decreased net sales by an additional 4%, and the impact of foreign currency benefited sales 1%.
  Fiscal 2020 fourth quarter net income from continuing operations and diluted earnings per share from continuing operations were $0.2 million and $0.00, respectively, compared to a net loss from continuing operations of ($3.1) million and a loss per share from continuing operations of ($0.05) in the fourth quarter of fiscal 2019. Fiscal 2020 fourth quarter net income from continuing operations included:
    An impairment and divestiture charge of $0.4 million ($0.2 million or $0.00 per share, after tax);
    Restructuring charges of $1.0 million ($0.8 million or $0.01 per share, after tax), primarily related to the restructuring plan announced in March 2020 to reduce redundant segment and corporate costs;
    A pension curtailment benefit of $0.8 million ($0.6 million or $0.01 per share, after tax); and
    Accelerated debt issuance costs of $1.0 million ($0.8 million or $0.01 per share, after tax) related to the early redemption of the Senior Notes.
  Fiscal 2019 fourth quarter net income from continuing operations included an impairment and divestiture charge of $8.8 million ($6.9 million or $0.11 per share, after tax) related to the write-down of certain tradenames and customer relationships, restructuring charges of $4.8 million ($6.3 million or $0.10 per share, after tax) related to IT&S restructuring, and $2.7 million ($0.05 per share) of charges primarily related to U.S. tax reform.
  Excluding restructuring, impairment & divestiture charges, pension curtailment benefit and accelerated debt issuance costs, adjusted diluted EPS from continuing operations was $0.02 for the fourth quarter of fiscal 2020 compared to $0.21 in the comparable prior year period.
  Consolidated net sales for the twelve months ended August 31, 2020 were $493.3 million compared to $654.8 million in the prior year period. Core sales decreased 20% year-over-year, while the net impact of acquisitions and divestitures/strategic exits decreased net sales by 6% and the impact of foreign currency was minimal.
  Consolidated net income from continuing operations and EPS for the twelve months ended August 31, 2020 were $5.6 million and $0.09, respectively, compared to net income from continuing operations and EPS of $8.1 million and $0.13, respectively, in the comparable prior year period.

Industrial Tools & Services
(US$ in millions)
	Three Months Ended		Twelve Months Ended
	August 31, 2020	August 31, 2019	August 31, 2020	August 31, 2019
Sales	$103.0	$144.6	$454.9	$609.5
Operating Profit	$11.3	$13.6	$65.5	$101.4
Adjusted Op Profit (1)	$12.2	$27.3	$67.3	$116.2
Adjusted Op Profit % (1)	11.8%	18.8%	14.8%	19.1%

(1) Excludes $0.5 million of restructuring charges and $0.4 million of impairment and divestiture charges in the fourth quarter of fiscal 2020 compared to $4.8 million of restructuring charges and $8.8 million of impairment and divestiture charges in the three months ended August 31, 2019. The twelve months ended August 31, 2020 excludes $4.5 million of restructuring charges, $3.2 million of net impairment and divestiture gains and $0.4 million of purchase accounting charges compared to $6.0 million of restructuring charges and $8.8 million of impairment and divestiture charges in the twelve months ended August 31, 2019.

  Fourth quarter fiscal 2020 net sales were $103.0 million, 29% lower than the prior fiscal year’s fourth quarter. Core sales decreased 26% year-over-year, while the net impact of acquisitions and divestitures/strategic exits decreased net sales 4% and the impact of foreign currency increased sales 1%.
  The decrease in revenue is attributable to the decline in demand driven by the COVID-19 pandemic, volatile oil pricing and anticipated year-over-year declines due to strategic exits.
  Adjusted operating profit margin of 11.8% in the quarter decreased year-over-year primarily due to reduced volume, partially offset by significant savings from effective cost management.

Corporate Expenses and Income Taxes (excluding restructuring items)

  Corporate expenses from continuing operations for the fourth quarter of fiscal 2020 were $6.2 million, $3.5 million lower than the comparable prior year period, primarily resulting from the impact of restructuring actions, short-term COVID cost actions, lower Board of Director expenses and lower incentive compensation costs.
  The fourth quarter effective income tax rate from continuing operations of approximately 51% was higher than the fourth quarter fiscal 2019 rate of approximately (5%).

Discontinued Operations

Discontinued operations represent operating results for the divested EC&S segment through the October 31, 2019 completion date of the divestiture, as well as the ancillary impacts from certain retained liabilities subsequent to the completion date.

Balance Sheet and Leverage
(US$ in millions)
	Period Ended
	August 31, 2020	May 31, 2020	August 31, 2019
Cash Balance	$152.2	$163.6	$211.2
Debt Balance	$255.0	$286.5	$460.4
Net Debt to Adjusted EBITDA**	1.8	1.8	1.7

Net debt at August 31, 2020 was approximately $103 million (total debt of $255 million less $152 million of cash), which decreased approximately $20 million from the prior quarter. Net Debt to Adjusted EBITDA from continuing operations was 1.8x at August 31, 2020.

**Adjusted EBITDA is calculated for the twelve months then ended.

Outlook

Due to the uncertainty and lack of forward visibility into market conditions caused by COVID-19, Enerpac Tool Group is not providing fiscal 2021 guidance at this time.

Mr. Baker said, “As we move into fiscal 2021, we expect to continue to see a sequential uptick in business activity as economies slowly adjust to life in a pandemic across the globe. While we are optimistic that conditions will continue to improve, it remains uncertain when demand will return to normal levels. The actions we have taken to manage through the pandemic have us well positioned to capture demand when it returns, drive growth and profitability and deliver value to shareholders.”

Conference Call Information

An investor conference call is scheduled for 10:00 am CT today, September 30, 2020. Webcast information and conference call materials are available on the Enerpac Tool Group company website (www.enerpactoolgroup.com).

Safe Harbor Statement

Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Management cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Among other risks and uncertainties, Enerpac Tool Group’s results are subject to risks and uncertainties arising from general economic conditions, the COVID-19 pandemic, including the impact of the pandemic or related government responses on the Company’s business, the businesses of the Company’s customers and vendors, employee mobility, and whether the Company’s business and those of its customers and vendors will continue to be treated as “essential” operations under government orders restricting business activities or, even if so treated, whether site-specific health and safety concerns related to COVID-19 might otherwise require operations to be halted for some period of time, volatile oil pricing, variation in demand from customers, the impact of geopolitical activity on the economy, continued market acceptance of the Company’s new product introductions, the successful integration of acquisitions, restructuring, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, tax law changes, foreign currency fluctuations and interest rate risk. See the Company’s Form 10-K for the fiscal year ended August 31, 2019 and Form 10-Q for the period ended May 31, 2020 filed with the Securities and Exchange Commission for further information regarding risk factors. Enerpac Tool Group disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason.

Non-GAAP Financial Information

This press release contains financial measures that are not measures presented in conformity with GAAP. They include EBITDA from continuing operations, adjusted EBITDA from continuing operations, adjusted earnings (loss) from continuing operations, adjusted diluted earnings (loss) per share from continuing operations, adjusted operating profit from continuing operations and net debt. This press release includes reconciliations of these non-GAAP measures to the most comparable GAAP measure, including in the tables attached to this press release. Management believes these non-GAAP measures are commonly used financial measures for investors to evaluate Enerpac Tool Group’s operating performance and financial position with respect to the periods presented and, when read in conjunction with the condensed consolidated financial statements, present a useful tool to evaluate ongoing operations and provide investors with metrics they can use to evaluate aspects of the Company’s performance from period to period. In addition, these are some of the factors management uses in internal evaluations of the overall performance of the Company’s business. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly-titled measures used by other companies.

About Enerpac Tool Group

Enerpac Tool Group Corp. is a premier industrial tools and services company serving a broad and diverse set of customers in more than 90 countries. The Company’s businesses are global leaders in high pressure hydraulic tools, controlled force products and solutions for precise positioning of heavy loads that help customers safely and reliably tackle some of the most challenging jobs around the world. The Company was founded in 1910 and is headquartered in Menomonee Falls, Wisconsin. Enerpac Tool Group trades on the NYSE under the symbol EPAC. For further information on Enerpac Tool Group and its businesses, visit the Company's website at www.enerpactoolgroup.com.

Enerpac Tool Group Corp.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	August 31,	August 31,
	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$152,170	$211,151
Accounts receivable, net	84,170	125,883
Inventories, net	69,171	77,187
Assets from discontinued operations	-	285,578
Other current assets	35,621	30,526
Total current assets	341,132	730,325

Property, plant and equipment, net	61,405	56,729
Goodwill	281,154	260,415
Other intangible assets, net	62,382	52,375
Other long-term assets	78,220	24,430

Total assets	$824,293	$1,124,274

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Trade accounts payable	$45,069	$76,914
Accrued compensation and benefits	17,793	26,421
Current maturities of debt	-	7,500
Income taxes payable	1,937	4,838
Liabilities from discontinued operations	-	143,763
Other current liabilities	40,723	40,965
Total current liabilities	105,522	300,401

Long-term debt, net	255,000	452,945
Deferred income taxes	1,708	1,564
Pension and postretirement benefit liabilities	20,190	20,213
Other long-term liabilities	82,647	47,972
Total liabilities	465,067	823,095

Shareholders' equity
Capital stock	16,519	16,384
Additional paid-in capital	193,492	181,213
Treasury stock	(667,732)	(640,212)
Retained earnings	917,671	915,466
Accumulated other comprehensive loss	(100,724)	(171,672)
Stock held in trust	(2,562)	(3,070)
Deferred compensation liability	2,562	3,070
Total shareholders' equity	359,226	301,179

Total liabilities and shareholders' equity	$824,293	$1,124,274

Enerpac Tool Group Corp.
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	August 31,	August 31,	August 31,	August 31,
	2020	2019	2020	2019
Net sales	$111,353	$158,324	$493,292	$654,758
Cost of products sold	66,888	89,254	276,099	362,106
Gross profit	44,465	69,070	217,193	292,652

Selling, administrative and engineering expenses	37,672	49,866	180,513	209,231
Amortization of intangible assets	2,156	1,933	8,323	8,922
Restructuring charges	987	3,025	7,335	4,156
Impairment & divestiture charges (benefit)	408	8,796	(3,159)	22,827
Operating profit	3,242	5,450	24,181	47,516

Financing costs, net	3,307	6,563	19,218	28,163
Other (income) expense, net	(1,205)	394	(2,886)	629
Income (loss) before income tax expense	1,140	(1,507)	7,849	18,724

Income tax expense	943	1,626	2,292	10,657
Earnings (loss) from continuing operations	197	(3,133)	5,557	8,067
Earnings (loss) from discontinued operations, net of income taxes	1,242	(263,731)	(4,834)	(257,212)
Net earnings (loss)	$1,439	$(266,864)	$723	$(249,145)

Earnings (loss) from continuing operations per share
Basic	$0.00	$(0.05)	$0.09	$0.13
Diluted	0.00	(0.05)	0.09	0.13

Earnings (loss) from discontinued operations
Basic	$0.02	$(4.33)	$(0.08)	$(4.21)
Diluted	0.02	(4.33)	(0.08)	(4.18)

Earnings (loss) per share
Basic	$0.02	$(4.38)	$0.01	$(4.07)
Diluted	0.02	(4.38)	0.01	(4.04)

Weighted average common shares outstanding
Basic	59,773	60,907	59,952	61,151
Diluted	60,004	60,907	60,269	61,607

Enerpac Tool Group Corp.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	August 31,	August 31,	August 31,	August 31,
	2020	2019	2020	2019
Operating Activities
Cash provided by (used in) operating activities	$12,544	$52,654	$(3,159)	$53,845

Investing Activities
Capital expenditures	(2,745)	(3,036)	(13,468)	(26,755)
Cash paid for business acquisitions, net of cash acquired	136	-	(33,298)	-
Proceeds from sale of EC&S segment, net of transaction costs	2,809	-	212,460	-
Proceeds from sale of IT&S product lines, net of transaction costs	-	-	10,226	36,159
Other investing activities	(62)	293	153	1,642
Cash provided by (used in) investing activities	138	(2,743)	176,073	11,046

Financing Activities
Borrowings on revolver	295,000	-	395,000	-
Redemption of 5.625% senior notes	(287,559)	-	(287,559)	-
Principal payments on revolver	(40,000)	-	(140,000)	-
Principal repayments on term loan	-	(15,000)	(175,000)	(72,500)
Payment for redemption of term loan	-	-	-	(200,000)
Proceeds from issuance of term loan	-	-	-	200,000
Purchase of treasury shares	-	(22,481)	(27,520)	(22,481)
Taxes paid related to the net share settlement of equity awards	(76)	(61)	(4,286)	(1,872)
Stock option exercises & other	107	548	3,092	1,900
Payment of cash dividend	-	-	(2,419)	(2,439)
Payment of debt issuance costs	-	-	(234)	(2,125)
Cash used in financing activities	(32,528)	(36,994)	(238,926)	(99,517)

Effect of exchange rate changes on cash	8,413	(3,100)	7,031	(4,713)
Net (decrease) increase in cash and cash equivalents	(11,433)	9,817	(58,981)	(39,339)
Cash and cash equivalents - beginning of period	163,603	201,334	211,151	250,490
Cash and cash equivalents - end of period	$152,170	$211,151	$152,170	$211,151

Enerpac Tool Group Corp.
Supplemental Unaudited Data
(Dollars in thousands)	Fiscal 2019					Fiscal 2020
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
Sales
Industrial Tool & Services Segment	$148,655	$149,521	$166,732	$144,607	$609,515	$135,592	$123,361	$92,865	$103,044	$454,863
Other	9,896	10,267	11,363	13,717	45,243	11,082	10,025	9,014	8,309	38,429
Total	$158,551	$159,788	$178,095	$158,324	$654,758	$146,674	$133,386	$101,879	$111,353	$493,292

% Sales Growth
Industrial Tool & Services Segment	5%	9%	5%	-6%	3%	-9%	-17%	-44%	-29%	-25%
Other	-28%	-12%	-3%	5%	-10%	12%	-2%	-21%	-39%	-15%
Total	2%	8%	4%	-5%	2%	-7%	-17%	-43%	-30%	-25%

Operating Profit (Loss) from Continuing Operations
Industrial Tool & Services Segment	$26,345	$26,596	$35,992	$27,252	$116,185	$25,928	$20,963	$8,228	$12,166	$67,284
Other	(484)	1,091	1,787	1,515	3,910	399	(684)	21	(1,371)	(1,635)
Corporate / General	(10,967)	(11,659)	(9,481)	(9,679)	(41,787)	(11,342)	(10,349)	(8,197)	(6,158)	(36,045)
Adjusted operating profit	$14,894	$16,028	$28,298	$19,088	$78,308	$14,985	$9,930	$52	$4,637	$29,604
Impairment & divestiture charges	(23,477)	(3,543)	12,988	(8,796)	(22,827)	1,356	768	1,443	(408)	3,159
Restructuring & other exist charges (1)	29	(46)	(1,115)	(4,842)	(5,973)	(1,972)	(1,929)	(3,292)	(987)	(8,179)
Debt modification charges	-	-	(288)	-	(288)	-	-	-	-	-
Purchase accounting inventory step-up charge	-	-	-	-	-	-	(202)	(201)	-	(403)
Depreciation & amortization True up (2)	-	-	(1,704)	-	(1,704)	-	-	-	-	-
Operating profit (loss)	$(8,554)	$12,439	$38,179	$5,450	$47,516	$14,369	$8,567	$(1,998)	$3,242	$24,181

Adjusted Operating Profit %
Industrial Tool & Services Segment	17.7%	17.8%	21.6%	18.8%	19.1%	19.1%	17.0%	8.9%	11.8%	14.8%
Other	-4.9%	10.6%	15.7%	11.0%	8.6%	3.6%	-6.8%	0.2%	-16.5%	-4.3%
Adjusted Operating Profit %	9.4%	10.0%	15.9%	12.1%	12.0%	10.2%	7.4%	0.1%	4.2%	6.0%

EBITDA from Continuing Operations
Earnings (loss) from continuing operations	$(16,423)	$765	$26,858	$(3,133)	$8,067	$6,372	$3,918	$(4,930)	$197	$5,557
Financing costs, net	7,298	7,157	7,146	6,563	28,163	6,729	4,630	4,552	3,307	19,218
Income tax expense (benefit)	66	4,002	4,962	1,626	10,657	950	806	(407)	943	2,292
Depreciation & amortization	5,056	4,305	6,109	4,746	20,217	4,779	5,277	5,318	5,347	20,720
EBITDA	$(4,003)	$16,229	$45,075	$9,802	$67,104	$18,830	$14,631	$4,533	$9,794	$47,787

Adjusted EBITDA from Continuing Operations (3)
Industrial Tool & Services Segment	$30,038	$30,153	$40,015	$29,964	$130,171	$28,996	$24,022	$11,906	$15,938	$80,862
Other	337	1,087	1,786	2,395	5,605	1,275	244	926	(449)	1,996
Corporate / General	(10,930)	(11,422)	(8,311)	(8,919)	(39,584)	(10,825)	(8,272)	(6,249)	(5,058)	(30,406)
Adjusted EBITDA	$19,445	$19,818	$33,490	$23,440	$96,192	$19,446	$15,994	$6,583	$10,431	$52,452
Impairment & divestiture charges	(23,477)	(3,543)	12,988	(8,796)	(22,827)	1,356	768	1,443	(408)	3,159
Restructuring & other exist charges (1)	29	(46)	(1,115)	(4,842)	(5,973)	(1,972)	(1,929)	(3,292)	(987)	(8,179)
Debt modification charges	-	-	(288)	-	(288)	-	-	-	-	-
Purchase accounting inventory step-up charge	-	-	-	-	-	-	(202)	(201)	-	(403)
Pension curtailment	-	-	-	-	-	-	-	-	758	758
EBITDA	$(4,003)	$16,229	$45,075	$9,802	$67,104	$18,830	$14,631	$4,533	$9,794	$47,787

Adjusted EBITDA %
Industrial Tool & Services Segment	20.2%	20.2%	24.0%	20.7%	21.4%	21.4%	19.5%	12.8%	15.5%	17.8%
Other	3.4%	10.6%	15.7%	17.5%	12.4%	11.5%	2.4%	10.3%	-5.4%	5.2%
Adjusted EBITDA %	12.3%	12.4%	18.8%	14.8%	14.7%	13.3%	12.0%	6.5%	9.4%	10.6%

Notes:
(1) Approximately $1.8 million of the Q4 fiscal 2019 and $0.8 million of the Q3 fiscal 2020 restructuring & exit charges were recorded in cost of products sold.
(2) Represents the depreciation and amortization expense true up for the Cortland business assets that were reclassified out of held for sale in Q3 fiscal 2019, as though the assets had never been classified as held for sale.
(3) EBITDA represents net earnings (loss) from continuing operations before financing costs, net, income tax (benefit) expense, and depreciation & amortization. EBITDA is not a calculation based upon GAAP. The amounts included in the EBITDA and Adjusted EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Operations. EBITDA should not be considered as an alternative to net earnings (loss), operating profit (loss) or operating cash flows. The Company has presented EBITDA and adjusted EBITDA because it regularly reviews these performance measures. In addition, EBITDA and adjusted EBITDA are used by many of our investors and lenders, and are presented as a convenience to them. The EBITDA and adjusted EBITDA measures presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures
(Dollars in thousands, except for per share amounts)
	Fiscal 2019					Fiscal 2020
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
Adjusted Earnings (Loss) (1)
Net (Loss) Earnings (GAAP Measure)	$(17,452)	$2,753	$32,418	$(266,864)	$(249,145)	$2,121	$2,162	$(4,999)	$1,439	$723
Discontinued Operations, net of income tax	(1,029)	1,988	5,560	(263,731)	(257,212)	(4,251)	(1,756)	(69)	1,242	(4,834)
(Loss) Earnings from Continuing Operations	$(16,423)	$765	$26,858	$(3,133)	$8,067	$6,372	$3,918	$(4,930)	$197	$5,557
Impairment & divestiture charges	23,477	3,543	(12,988)	8,796	22,827	(1,356)	(768)	(1,443)	408	(3,159)
Restructuring & other exit charges	(29)	46	1,115	4,842	5,973	1,972	1,929	3,292	987	8,179
Accelerated debt issuance & modification costs	-	-	179	-	179	625	-	-	1,041	1,666
Purchase accounting inventory step-up charge	-	-	-	-	-	-	202	201	-	403
Depreciation & amortization true up	-	-	1,704	-	1,704	-	-	-	-	-
Pension curtailment	-	-	-	-	-	-	-	-	(758)	(758)
Net tax effect of reconciling items above	(61)	(194)	(2,405)	(464)	(3,124)	(52)	(57)	(624)	(503)	(1,236)
Other income tax expense (benefit)	-	3,160	3,076	2,709	8,945	-	(74)	-	-	(74)
Adjusted Earnings (Loss) from Continuing Operations (2)	$6,964	$7,320	$17,539	$12,750	$44,571	$7,561	$5,150	$(3,504)	$1,372	$10,578

Adjusted Diluted Earnings (loss) per share (1)
Net (Loss) Earnings (GAAP Measure)	$(0.29)	$0.04	$0.52	$(4.38)	$(4.04)	$0.03	$0.04	$(0.08)	$0.02	$0.01
Discontinued Operations, net of income tax	(0.02)	0.03	0.09	(4.33)	(4.18)	(0.07)	(0.03)	0.00	0.02	(0.08)
(Loss) Earnings from Continuing Operations	$(0.27)	$0.01	$0.43	$(0.05)	$0.13	$0.11	$0.06	$(0.08)	$0.00	$0.09
Impairment & divestiture charges, net of tax effect	0.38	0.06	(0.21)	0.11	0.34	(0.02)	(0.01)	(0.02)	0.00	(0.04)
Restructuring & other exit charges, net of tax effect	0.00	0.00	(0.01)	0.10	0.09	0.02	0.04	0.04	0.02	0.11
Accelerated debt issuance & modification costs, net of tax effect	-	-	0.01	-	0.01	0.01	-	-	0.01	0.02
Purchase accounting inventory step-up charge, net of tax effect	-	-	-	-	-	-	0.00	0.00	-	0.01
Depreciation & amortization true up, net of tax effect	-	-	0.02	-	0.02	-	-	-	-	-
Pension curtailment, net of tax effect	-	-	-	-	-	-	-	-	(0.01)	(0.01)
Other income tax expense (benefit)	-	0.05	0.05	0.05	0.14	-	0.00	-	-	-
Adjusted Diluted Earnings (Loss) per share from Continuing Operations (2)	$0.11	$0.12	$0.29	$0.21	$0.73	$0.12	$0.09	$(0.06)	$0.02	$0.18

Note: The summation of the individual components may not equal the total due to rounding and the impact of share dilution on the calculation of the net loss per share and discontinued operations per share.
(1) Adjusted earnings (loss) from continuing operations and adjusted diluted earnings (loss) per share represent net earnings (loss) and diluted earnings (loss) per share per the Condensed Consolidated Statements of Operations net of charges or credits for items to be highlighted for comparability purposes. These measures are not calculated based upon generally accepted accounting principles (GAAP) and should not be considered as an alternative to net earnings (loss) or diluted earnings (loss) per share or as an indicator of the Company's operating performance. However, this presentation is important to investors for understanding the operating results of the current portfolio of Enerpac Tool Group companies.
(2) Q3 Fiscal 2020 results included an adjusted loss from continuing operations, therefore adjusted loss per share is not diluted and is, instead, calculated with basic shares.

Contacts

Barb Bolens
EVP and Chief Strategy Officer
262.293.1562